As filed with the Securities and Exchange Commission on January 21, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

LOOKSMART, LTD.

(Exact name of Registrant as specified in its Charter)

DELAWARE	13-3904355
(State of Incorporation)	(I.R.S. Employer Identification Number)

625 Second Street

San Francisco, CA 94107

(Address, including zip code, of Registrant’s Principal Executive Offices)

AMENDED AND RESTATED 1998 STOCK PLAN

1999 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of Plans)

Martin E. Roberts, Esq.

Vice President and General Counsel

LookSmart, Ltd.

625 Second Street

San Francisco, CA 94107

(415) 348-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

1998 Stock Plan Common Stock, $0.001 par value	2,500,000 shares	(3)	$2.11	$5,275,000	$426.75

1999 Employee Stock Purchase Plan Common Stock, $.001 par value	250,000 shares	(3)	$2.11	$527,500	$42.67

TOTAL	2,750,000 shares			$5,802,500	$469.42

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers shares issued as a result of stock splits, stock dividends and antidilution provisions set forth in the Amended and Restated 1998 Stock Plan and the 1999 Employee Stock Purchase Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low price of the Company’s Common Stock as reported on the Nasdaq National Market on January 16, 2004.
(3)	Represents an increase in the number of shares authorized for issuance under the Amended and Restated 1998 Stock Plan and the 1999 Employee Stock Purchase Plan.

INTRODUCTION

This Registration Statement on Form S-8 is filed by LookSmart, Ltd., a Delaware corporation (“LookSmart” or the “Company”), to register an additional 2,500,000 shares of the Company’s common stock, par value $0.001 per share, issuable under the Company’s Amended and Restated 1998 Stock Plan (the “Stock Plan”), and additional 250,000 shares of the Company’s common stock, par value $0.001 per share, issuable under the Company’s 1999 Employee Stock Purchase Plan (the “ESPP”). This Registration Statement consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not filed as part of this Registration Statement pursuant to the instructions to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

In accordance with General Instruction E to Form S-8, the following documents previously filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

(a) Registration Statement No. 333-89613 on Form S-8 as filed on October 25, 1999 relating to the Company’s Stock Plan and ESPP;

(b) Registration Statement No. 333-45634 on Form S-8 as filed on September 12, 2000 relating to the Company’s Stock Plan;

(c) Registration Statement No. 333-65986 on Form S-8 as filed on July 27, 2001 relating to the Company’s Stock Plan.

(d) Annual Report on Form 10-K, File No. 000-26357, for the year ended December 31, 2002, as amended.

(e) Quarterly Reports on Form 10-Q, File No. 000-26357, for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, each as amended.

(f) Current Reports on Form 8-K filed on January 30, 2003, May 5, 2003, May 28, 2003, July 29, 2003, October 6, 2003 and October 28, 2003.

(g) The description of our Common Stock contained in our Registration Statement on Form 8-A, File No. 000-26357, filed on June 14, 1999.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and be part hereof from the date of filing of such documents.

ITEM 8.	EXHIBITS.

Exhibit No.	Description
4.1*	Amended and Restated 1998 Stock Plan
4.2*	1999 Employee Stock Purchase Plan
5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati P.C.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Wilson Sonsini Goodrich & Rosati P.C. (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained in signature page hereto).

*	Filed in connection with the Company’s Registration Statement on Form S-1 (File No. 333-80581) filed with the SEC on June 14, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California on January 16, 2004.

LOOKSMART, LTD.

By:	/s/ JASON KELLERMAN

Jason Kellerman, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason Kellerman and Martin Roberts, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ JASON KELLERMAN Jason Kellerman	Chief Executive Officer and Director (Principal Executive Officer)	January 16, 2004

/s/ WILLIAM LONERGAN William Lonergan	Chief Financial Officer (Principal Financial and Accounting Officer)	January 16, 2004

/s/ EVAN THORNLEY Evan Thornley	Chairman of the Board	January 16, 2004

Anthony Castagna	Director	January 16, 2004

Teresa Dial	Director	January 16, 2004

/s/ TRACEY ELLERY Tracey Ellery	Director	January 16, 2004

Mark Sanders	Director	January 16, 2004

/s/ GREG SANTORA Greg Santora	Director	January 16, 2004

/s/ EDWARD WEST Edward West	Director	January 16, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
4.1*	Amended and Restated 1998 Stock Plan
4.2*	1999 Employee Stock Purchase Plan
5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati P.C.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Wilson Sonsini Goodrich & Rosati P.C. (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained in sigature page hereto).

*	Filed in connection with the Company’s Registration Statement on Form S-1 (File No. 333-80581) filed with the SEC on June 14, 1999.